Exhibit (e)
Auditor’s Consent
We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-141868 and 333-141868-01 of KfW and KfW International Finance Inc. (filed under Schedule B) of our report dated March 8, 2007 relating to the financial statements of KfW, which appears in this Form 18-K for the year ended December 31, 2006.
May 16, 2007

PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

By:	/s/ Theobald	By:	/s/ Flick

	Theobald		ppa. Flick
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)